UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Cornerstone OnDemand, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO THE PROXY STATEMENT OF

CORNERSTONE ONDEMAND, INC.

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Thursday, June 25, 2020

at 1:00 p.m. Pacific Time

This proxy statement supplement (this “Supplement”), dated June 5, 2020, supplements the definitive proxy statement on Schedule 14A (the “Definitive Proxy”) of Cornerstone OnDemand, Inc. (the “Company”), dated April 28, 2020, and the proxy statement supplement, dated May 11, 2020 (the “First Supplement” and together with the Definitive Proxy, the “Proxy Statement”), which were made available to stockholders in connection with the Annual Meeting of Stockholders to be held on June 25, 2020. Except as specifically supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares. This Supplement is being filed with the U.S. Securities and Exchange Commission and was made available to stockholders and others by means of a press release that was also posted on the Company’s website on June 5, 2020.

THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS

SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Notice of Change to Virtual-Only Meeting Format

To our Stockholders:

Due to the ongoing public health impact of the COVID-19 pandemic, and to support the health and well-being of employees, directors, and stockholders, NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) will now be held in a virtual-only meeting format. As previously announced, the Annual Meeting will be held on Thursday, June 25, 2020 at 1:00 p.m., Pacific Time. You will not be able to attend the Annual Meeting in person.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the virtual-only Annual Meeting if you were a stockholder of record as of the close of business on April 27, 2020, the record date for the Annual Meeting, or if you hold a legal proxy for the meeting provided by your bank, securities broker, or other nominee. The virtual-only Annual Meeting will be held via the internet at: www.virtualshareholdermeeting.com/CSOD2020. A list of stockholders entitled to vote at the Annual Meeting will be available to stockholders of record during the Annual Meeting on the virtual meeting website.

To be admitted to the virtual-only Annual Meeting, you must use the link provided above and enter the 16-digit control number included on your proxy card, voting instruction form or notice previously distributed to you. If you hold your shares through a bank, securities broker, dealer or other nominee and do not have a control number, please contact the nominee. Stockholders are encouraged to log in to the website by 12:45 p.m. Pacific Time on the day of the Annual Meeting. Once admitted, you may vote and submit questions during the virtual-only Annual Meeting by following the instructions available on the meeting website.

Whether or not you plan to attend the virtual-only Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change to a virtual-only meeting, but can be used to vote your shares in connection with the Annual Meeting. If you have already voted, no additional action is required.

Other than as specified above, no items presented in the Proxy Statement are affected by this Supplement, and you should carefully review the Proxy Statement prior to voting your shares.

Sincerely,

/s/ Adam L. Miller Adam L. Miller Chief Executive Officer	/s/ Elisa A. Steele Elisa A. Steele Chair of the Board of Directors

Santa Monica, California

June 5, 2020